EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2023 Results and Updates Full Year 2023 Guidance

Record Quarter for Earnings
Margin Expansion Across All Operating Segments
Repaid $25 Million in Bank Debt
Balance Sheet and Liquidity Remain Strong
Solid Improvement in Cash Provided by Operating Activities

HOUSTON, Aug. 31, 2023 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2023.

The Company reported the following selected financial results:

	Three Months Ended July 31,		Nine Months Ended July 31,
($ in millions, except per share data)	2023	2022	2023	2022
Net Sales	$299.6	$324.0	$835.1	$914.0
Gross Margin	$78.6	$72.6	$197.5	$201.0
Gross Margin %	26.2%	22.4%	23.7%	22.0%
Net Income	$31.7	$25.9	$55.1	$63.7
Diluted EPS	$0.96	$0.78	$1.67	$1.91

Adjusted Net Income	$31.9	$26.2	$59.7	$64.0
Adjusted Diluted EPS	$0.97	$0.79	$1.81	$1.92
Adjusted EBITDA	$48.5	$44.2	$108.8	$113.8
Adjusted EBITDA Margin %	16.2%	13.6%	13.0%	12.5%

Cash Provided by Operating Activities	$64.1	$51.7	$102.6	$49.9
Free Cash Flow	$56.7	$46.0	$80.1	$30.4

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, President and Chief Executive Officer, stated, “The results we reported for the three months ended July 31, 2023 were a record for Quanex from both an earnings and margin perspective. Demand continued to improve across all product lines during the third quarter of this year compared to the first half of the year. In addition, we believe the customer inventory rebalancing that impacted results in our fenestration segments in the first half have subsided and did not affect third quarter results.

“When compared to the third quarter of 2022, revenue declined in the third quarter of 2023 across all operating segments as ongoing macroeconomic challenges led to market volume declines and some pricing pressure, mostly due to surcharge rollbacks and index pricing decreases in North America as raw material costs declined. Despite this pressure on the topline, we converted well and realized margin expansion across all operating segments. Our continued focus on operational efficiency proved beneficial and our ability to flex our cost structure to meet demand trends across product lines also helped improve our profitability during the quarter.

“We continue to do a good job of managing working capital and generating cash, which enabled us to pay down our bank debt by $25 million during the third quarter. In fact, we are currently on track to generate record free cash flow this year. In addition, our balance sheet remains strong, and our leverage ratio improved compared to the second quarter of this year.” (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Third Quarter 2023 Results Summary

The Company reported net sales of $299.6 million during the three months ended July 31, 2023, which represents a decrease of 7.5% compared to $324.0 million for the same period of 2022. The decrease was mostly attributable to softer market demand and lower pricing in North America.   Quanex realized a decline in net sales of 4.1% for the third quarter of 2023 in its North American Fenestration segment. Excluding the contribution from the LMI Custom Mixing assets we acquired on November 1, 2022, net sales in the North American Fenestration segment would have declined by 14.9% year-over-year. The Company reported a decline in net sales of 23.6% in its North American Cabinet Components segment and a decrease of 2.8% in net sales in its European Fenestration segment, excluding foreign exchange impact. (See Sales Analysis table for additional information)

The increase in earnings for the three months ended July 31, 2023 was largely attributable to operational efficiency gains, cost control and a decrease in income tax expense. As such, Quanex was able to realize margin expansion in each of its operating segments and on a consolidated basis.

Balance Sheet Update

As of July 31, 2023, Quanex had total debt of $110.8 million ($57.9 million excluding real-estate leases that are considered “finance” leases under U.S. GAAP) and the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA decreased to 0.3x (Net Debt free excluding these real-estate leases). As of July 31, 2023, Quanex’s LTM Adjusted EBITDA was $147.5 million and LTM Net Income, the most directly comparable GAAP measure, was $79.8 million.   (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

Outlook

Mr. Wilson commented, “We were cautiously optimistic heading into the second half of our fiscal year based on our belief that we were seeing a return to normal seasonality. Our third quarter results reinforced that belief. Based on our results year-to-date, combined with our operational execution, recent demand trends and conversations with our customers, we are updating our guidance for fiscal 2023. On a consolidated basis for fiscal 2023, we currently estimate that we will generate net sales of approximately $1.125 billion, which is towards the lower end of prior guidance as indicated on our last earnings call; however, we are increasing our Adjusted EBITDA* guidance to $150 million to $155 million.

Our capital allocation priorities continue to be generating cash, paying down debt, evaluating growth opportunities and opportunistically buying back our stock.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, September 1, 2023 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI9e428e0cc86a46139a82d87ee6276d56

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance. Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2023	2022	2023	2022

Net sales	$299,640	$324,037	$835,091	$913,970
Cost of sales	221,065	251,446	637,586	712,931
Selling, general and administrative	30,516	28,822	94,631	87,774
Depreciation and amortization	10,596	9,734	31,672	30,554
Operating income	37,463	34,035	71,202	82,711
Interest expense	(2,068)	(724)	(6,571)	(1,849)
Other, net	402	398	591	905
Income before income taxes	35,797	33,709	65,222	81,767
Income tax expense	(4,099)	(7,801)	(10,103)	(18,098)
Net income	$31,698	$25,908	$55,119	$63,669

Earnings per common share, basic	$0.97	$0.79	$1.68	$1.92
Earnings per common share, diluted	$0.96	$0.78	$1.67	$1.91

Weighted average common shares outstanding:
Basic	32,716	32,999	32,841	33,093
Diluted	32,919	33,173	33,031	33,256

Cash dividends per share	$0.08	$0.08	$0.24	$0.24

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	July 31, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$73,252	$55,093
Accounts receivable, net	96,204	96,018
Inventories, net	105,368	120,890
Prepaid and other current assets	12,764	8,664
Total current assets	287,588	280,665
Property, plant and equipment, net	245,912	180,400
Operating lease right-of-use assets	45,804	56,000
Goodwill	186,409	137,855
Intangible assets, net	78,617	65,035
Other assets	3,479	4,662
Total assets	$847,809	$724,617

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71,464	$77,907
Accrued liabilities	54,237	52,114
Income taxes payable	-	1,049
Current maturities of long-term debt	2,278	1,046
Current operating lease liabilities	7,388	7,727
Total current liabilities	135,367	139,843
Long-term debt	107,234	29,628
Noncurrent operating lease liabilities	39,291	49,286
Deferred pension benefits	-	3,917
Deferred income taxes	23,741	22,277
Other liabilities	16,221	14,831
Total liabilities	321,854	259,782
Stockholders’ equity:
Common stock	372	372
Additional paid-in-capital	250,882	251,947
Retained earnings	384,623	337,456
Accumulated other comprehensive loss	(31,890)	(49,422)
Treasury stock at cost	(78,032)	(75,518)
Total stockholders’ equity	525,955	464,835
Total liabilities and stockholders' equity	$847,809	$724,617

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Nine Months Ended July 31,
	2023	2022
Operating activities:
Net income	$55,119	$63,669
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	31,672	30,554
Loss on the disposition of capital assets
Stock-based compensation	1,828	1,707
Deferred income tax	177	505
Other, net	2,423	2,647
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	9,918	(5,306)
Decrease (increase) in inventory	23,864	(48,280)
Increase in other current assets	(439)	(824)
(Decrease) increase in accounts payable	(15,471)	2,765
Decrease in accrued liabilities	(5,152)	(4,721)
(Decrease) increase in income taxes payable	(3,534)	7,522
Increase (decrease) in deferred pension benefits	22	(239)
Increase in other long-term liabilities	609	32
Other, net	1,523	(177)
Cash provided by operating activities	102,559	49,854
Investing activities:
Business acquisition	(91,302)	-
Capital expenditures	(22,450)	(19,488)
Proceeds from disposition of capital assets	183	134
Cash used for investing activities	(113,569)	(19,354)
Financing activities:
Borrowings under credit facilities	102,000	70,500
Repayments of credit facility borrowings	(60,000)	(70,500)
Debt issuance costs	-	(1,210)
Repayments of other long-term debt	(1,954)	(1,301)
Common stock dividends paid	(7,952)	(7,916)
Issuance of common stock	753	502
Payroll tax paid to settle shares forfeited upon vesting of stock	(567)	(1,412)
Purchase of treasury stock	(5,593)	(6,600)
Cash provided by (used for) financing activities	26,687	(17,937)
Effect of exchange rate changes on cash and cash equivalents	2,482	(2,594)
Decrease in cash and cash equivalents	18,159	9,969
Cash and cash equivalents at beginning of period	55,093	40,061
Cash and cash equivalents at end of period	$73,252	$50,030

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2023	2022	2023	2022
Cash provided by operating activities	$64,099	$51,735	$102,559	$49,854
Capital expenditures	(7,376)	(5,703)	(22,450)	(19,488)
Free Cash Flow	$56,723	$46,032	$80,109	$30,366

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of July 31,
	2023	2022
Revolving credit facility	$55,000	$38,000
Finance lease obligations(1)	55,792	20,105
Total debt(2)	110,792	58,105
Less: Cash and cash equivalents	73,252	50,030
Net Debt	$37,540	$8,075

(1) Includes $52.9 million and $18.8 million in real estate lease liabilities considered finance leases under U.S. GAAP as of July 31, 2023 and July 31, 2022, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended July 31, 2023	Three Months Ended April 30, 2023	Three Months Ended January 31, 2023	Three Months Ended October 31, 2022	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$31,698	$21,512	$1,909	$24,667	$79,786
Income tax expense	4,099	5,551	453	3,329	13,432
Other, net	(402)	29	(218)	(136)	(727)
Interest expense	2,068	2,244	2,259	710	7,281
Depreciation and amortization	10,596	10,456	10,620	9,555	41,227
EBITDA	48,059	39,792	15,023	38,125	140,999
Cost of sales(1)	-	48	-	-	48
Selling, general and administrative(1),(2)	395	63	5,448	564	6,470
Adjusted EBITDA	$48,454	$39,903	$20,471	$38,689	$147,517

(1) Loss on damage to manufacturing facilities caused by weather.
(2) Transaction and advisory fees.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended July 31, 2023			Three Months Ended July 31, 2022			Nine Months Ended July 31, 2023			Nine Months Ended July 31, 2022
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$31,698	$0.96		$25,908	$0.78		$55,119	$1.67		$63,669	$1.91
Net income reconciling items from below	201	$0.01		257	$0.01		4,550	$0.14		291	$0.01
Adjusted net income and adjusted EPS	$31,899	$0.97		$26,165	$0.79		$59,669	$1.81		$63,960	$1.92

Reconciliation of Adjusted EBITDA	Three Months Ended July 31, 2023			Three Months Ended July 31, 2022			Nine Months Ended July 31, 2023			Nine Months Ended July 31, 2022
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$31,698			$25,908			$55,119			$63,669
Income tax expense	4,099			7,801			10,103			18,098
Other, net	(402)			(398)			(591)			(905)
Interest expense	2,068			724			6,571			1,849
Depreciation and amortization	10,596			9,734			31,672			30,554
EBITDA	48,059			43,769			102,874			113,265
EBITDA reconciling items from below	395			419			5,954			550
Adjusted EBITDA	$48,454			$44,188			$108,828			$113,815

Reconciling Items	Three Months Ended July 31, 2023			Three Months Ended July 31, 2022			Nine Months Ended July 31, 2023			Nine Months Ended July 31, 2022
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$299,640	$-		$324,037	$-		$835,091	$-		$913,970	$-
Cost of sales	221,065	-		251,446	-		637,586	(48)	(1)	712,931	-
Selling, general and administrative	30,516	(395)	(2)	28,822	(419)	(2)	94,631	(5,906)	(1),(2)	87,774	(550)	(2)
EBITDA	48,059	395		43,769	419		102,874	5,954		113,265	550
Depreciation and amortization	10,596	-		9,734	-		31,672	-		30,554	-
Operating income	37,463	395		34,035	419		71,202	5,954		82,711	550
Interest expense	(2,068)	-		(724)	-		(6,571)	-		(1,849)	-
Other, net	402	(126)	(3)	398	(82)	(3)	591	(36)	(3)	905	(164)	(3)
Income before income taxes	35,797	269		33,709	337		65,222	5,918		81,767	386
Income tax expense	(4,099)	(68)	(4)	(7,801)	(80)	(4)	(10,103)	(1,368)	(4)	(18,098)	(95)	(4)
Net income	$31,698	$201		$25,908	$257		$55,119	$4,550		$63,669	$291

Diluted earnings per share	$0.96			$0.78			$1.67			$1.91

(1) Loss on damage to manufacturing facilities caused by weather.
(2) Transaction and advisory fees.
(3) Foreign currency transaction gains.
(4)Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2023
Net sales	$177,081	$67,889	$55,385	$(715)	$299,640
Cost of sales	135,126	41,266	44,935	(262)	221,065
Gross Margin	41,955	26,623	10,450	(453)	78,575
Gross Margin %	23.7%	39.2%	18.9%		26.2%
Selling, general and administrative	14,254	8,039	5,095	3,128	30,516
Depreciation and amortization	5,033	2,434	3,084	45	10,596
Operating income (loss)	22,668	16,150	2,271	(3,626)	37,463
Depreciation and amortization	5,033	2,434	3,084	45	10,596
EBITDA	27,701	18,584	5,355	(3,581)	48,059
Transaction and advisory fees	-	-	-	395	395
Adjusted EBITDA	$27,701	$18,584	$5,355	$(3,186)	$48,454
Adjusted EBITDA Margin %	15.6%	27.4%	9.7%		16.2%

Three months ended July 31, 2022
Net sales	$184,744	$67,613	$72,480	$(800)	$324,037
Cost of sales	142,970	47,212	61,543	(279)	251,446
Gross Margin	41,774	20,401	10,937	(521)	72,591
Gross Margin %	22.6%	30.2%	15.1%		22.4%
Selling, general and administrative	14,644	8,256	5,335	587	28,822
Depreciation and amortization	4,044	2,327	3,273	90	9,734
Operating income (loss)	23,086	9,818	2,329	(1,198)	34,035
Depreciation and amortization	4,044	2,327	3,273	90	9,734
EBITDA	27,130	12,145	5,602	(1,108)	43,769
Transaction and advisory fees	-	-	-	419	419
Adjusted EBITDA	$27,130	$12,145	$5,602	$(689)	$44,188
Adjusted EBITDA Margin %	14.7%	18.0%	7.7%		13.6%

Nine months ended July 31, 2023
Net sales	$487,036	$186,604	$163,577	$(2,126)	$835,091
Cost of sales	382,315	119,421	136,722	(872)	637,586
Gross Margin	104,721	67,183	26,855	(1,254)	197,505
Gross Margin %	21.5%	36.0%	16.4%		23.7%
Selling, general and administrative	41,707	23,996	15,939	12,989	94,631
Depreciation and amortization	15,328	7,135	8,988	221	31,672
Operating income (loss)	47,686	36,052	1,928	(14,464)	71,202
Depreciation and amortization	15,328	7,135	8,988	221	31,672
EBITDA	63,014	43,187	10,916	(14,243)	102,874
Loss on damage to manufacturing facilities (Cost of sales)	35	-	13	-	48
Loss on damage to manufacturing facilities (SG&A)	-	-	200	-	200
Transaction and advisory fees	-	-	-	5,706	5,706
Adjusted EBITDA	$63,049	$43,187	$11,129	$(8,537)	$108,828
Adjusted EBITDA Margin %	12.9%	23.1%	6.8%		13.0%

Nine months ended July 31, 2022
Net sales	$509,283	$199,954	$207,711	$(2,978)	$913,970
Cost of sales	396,505	138,147	179,791	(1,512)	712,931
Gross Margin	112,778	61,807	27,920	(1,466)	201,039
Gross Margin %	22.1%	30.9%	13.4%		22.0%
Selling, general and administrative	43,099	24,160	15,823	4,692	87,774
Depreciation and amortization	12,221	7,418	10,653	262	30,554
Operating income (loss)	57,458	30,229	1,444	(6,420)	82,711
Depreciation and amortization	12,221	7,418	10,653	262	30,554
EBITDA	69,679	37,647	12,097	(6,158)	113,265
Transaction and advisory fees	-	-	-	550	550
Adjusted EBITDA	$69,679	$37,647	$12,097	$(5,608)	$113,815
Adjusted EBITDA Margin %	13.7%	18.8%	5.8%		12.5%

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2023	2022	2023	2022

NA Fenestration:(1)
United States - fenestration	$138,090	$162,215	$379,613	$447,425
International - fenestration	8,542	10,722	22,019	30,952
United States - non-fenestration	26,423	8,324	73,823	22,117
International - non-fenestration	4,026	3,483	11,581	8,789
	$177,081	$184,744	$487,036	$509,283
EU Fenestration:(2)
International - fenestration	$51,752	$49,041	$142,009	$148,525
International - non-fenestration	16,137	18,572	44,595	51,429
	$67,889	$67,613	$186,604	$199,954
NA Cabinet Components:
United States - fenestration	$4,486	$4,857	$12,613	$13,288
United States - non-fenestration	50,199	66,758	148,774	191,908
International - non-fenestration	700	865	2,190	2,515
	$55,385	$72,480	$163,577	$207,711
Unallocated Corporate & Other:
Eliminations	$(715)	$(800)	$(2,126)	$(2,978)
	$(715)	$(800)	$(2,126)	$(2,978)

Net Sales	$299,640	$324,037	$835,091	$913,970

(1) Includes the net sales from the acquisition of LMI of $19.8 million and $54.0 million for the three and nine months ended July 31, 2023, respectively.
(2) Reflects an increase of $2.2 million and a reduction of $8.6 million in revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2023, respectively.